Exhibit 10.1

Execution Copy

AMENDMENT AND COMPROMISE AGREEMENT

This AMENDMENT AND COMPROMISE AGREEMENT (“Amendment”) dated as of March 31, 2009 (the “Effective Date”) is made by and among GKK CAPITAL LP, a Delaware limited partnership (the “Borrower”), and KEYBANK NATIONAL ASSOCIATION, a national banking association as Administrative Agent (hereinafter referred to in such capacity as the “Agent”) for the Banks under the Credit Agreement referred to herein and as a Bank, and RAYMOND JAMES BANK, FSB; CITICORP NORTH AMERICA, INC.; DEUTSCHE BANK TRUST COMPANY AMERICAS; MORGAN STANLEY SENIOR FUNDING, INC., and WELLS FARGO BANK, N.A., as the Banks; and certain other parties identified on the signature pages hereof.

Reference is made to the First Amended and Restated Credit Agreement dated as of June 28, 2007, by and among the Borrower, the Banks, the Agent, the Sole Lead Manager and Arranger (as amended from time to time, the “Existing Credit Agreement”; and as amended hereby, the “Credit Agreement”).

The Borrower, the Banks and the Agents have agreed that the Existing Credit Agreement be amended, settled and compromised on the terms and conditions provided herein, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Definitions.

(a)           The following definitions contained in Section 1.1 (Definitions and Rules of Interpretation) of the Existing Credit Agreement shall be amended and restated in its entirety:

(i)            “Events of Default” has the meaning given in Section 8(a) of the Compromise Agreement.

(ii)           “Loans” means Loans which were originally made to the Borrower under the Credit Agreement, as reduced to the Reduced Principal Balance and made non-recourse in accordance with the provisions of this Amendment.

(iii)          “Maturity Date” means December 31, 2056 or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

(iv)          “Obligations” means the Loans in the amount of the Reduced Principal Balance on the Effective Date plus any Default Interest accruing thereon and all other obligations, if any, arising under the Compromise Agreement.

(b)                                The following additional terms used in this Amendment shall have the meanings indicated below and shall be inserted alphabetically into the Existing Credit Agreement:

(i)            “Amendment Parties” means the Obligors and each Owner of Dedicated CDO Securities.

(ii)           “Bankruptcy Proceeding” means a proceeding commenced by voluntary or involuntary petition pursuant to The Bankruptcy Reform Act of 1978, as amended.

(iii)          “Compromise Agreement” means that certain Amendment and Compromise Agreement dated as of March 31, 2009, between the Borrower, the Agent and Lenders thereto.

(iv)          “Dedicated CDO Securities Cash Flow” means fifty percent (50%) of all payments of any nature made from time to time from or on account of ownership rights, title and interest in and to Dedicated CDO Securities commencing with the third quarter of 2009 (payment dates of July 27, 2009 for the 2005 and 2006 CDOs and August 15, 2009 for the 2007 CDO) until such time as the Obligations are paid in full.  For avoidance of doubt, Dedicated CDO Securities Cash Flow shall not include the remaining fifty percent (50%) of payments, which the Owners of Dedicated CDO Securities shall continue to be entitled to.

(v)           “Dedicated CDO Securities” means the classes of securities representing rights to receive payments from real estate-related debt obligations more particularly described in Schedule 1 attached hereto.

(vi)          “Default Interest” has the meaning given in section 3(b).

(vii)         “Instruction Letters” means irrevocable instructions in substantially the form attached as Exhibit A to this Compromise Agreement, directing the trustee (or successor trustee) with respect to each of the Dedicated CDO Securities to pay all Dedicated CDO Securities Cash Flow arising therefrom to an account maintained by the Agent for its benefit and the pro rata benefit of the Banks in accordance with the terms of such irrevocable instruction letter.

(viii)        “Obligors” means the Borrower and the Guarantors.

(ix)           “Outstanding Letter of Credit” means that certain Letter of Credit as defined in Section 2(b) herein.

(x)            “Owner of Dedicated CDO Securities” mean each of the entities identified on Schedule 1 hereto as the owner of the Dedicated CDO Securities identified thereon.

(xi)           “Pre-Existing Obligations” shall have the meaning ascribed to such term in Section 2(b) herein.

(xii)          “Reduced Principal Balance” means $15,000,000 as of the Effective Date, as such amount may be reduced from time to time by payments from the Dedicated CDO Securities Cash Flow.

(xiii)         “SL Green” means SL Green Realty Corp., a Maryland corporation.

(xiv)        “Transaction Documents” means this Compromise Agreement and the Instruction Letters.

(c)                                  Capitalized terms used herein and not otherwise defined shall have the meanings provided for in the Credit Agreement.  Definitions no longer used in this Amendment or the Credit Agreement as amended hereby shall be deemed deleted.

2.                                      Compromise; Settlement and Forgiveness of Debt.

(a)                                  Affirmation of Loans, Etc.  The Obligors, the Agent and the Banks acknowledge and agree that prior to the consummation of the transactions set forth herein the following obligations are in existence (collectively referred to herein as the “Pre-Existing Obligations”):

(i)            the outstanding unpaid amount of the Loans is $172,576,404.12 as of March 26, 2009, which is comprised of a principal balance of $172,301,129.39 and accrued and unpaid interest and fees of $275,274.73;

(ii)           no Swing Loans are outstanding; and

(iii)          one Letter of Credit (the “Outstanding Letter of Credit”) has been issued by the Agent as the Issuing Lender in the undrawn face amount (as of the Effective Date) of $2,000,000.

(b)                                 Compromise of Pre-Existing Obligations.  In full and final satisfaction of the Pre-Existing Obligations and subject to the terms and conditions set forth in this Amendment, the Obligors, the Banks and the Agent hereby agree to the following settlement and compromise of the Pre-Existing Obligations:

(i)            Borrower’s payment to the Agent (for the ratable benefit of the Banks) of $45,000,000.00 in cash on the Effective Date; plus

(ii)           The Agent and the Banks shall be entitled to the rights set forth in this Amendment with respect to the Dedicated CDO Securities Cash Flow in the amount of the Reduced Principal Balance.

(c)                                  Payment Terms for Loans.  Subject to the terms and conditions set forth in this Amendment, the Borrower, the Banks and the Agent agree to the following payment terms with respect to Loans (as reduced in amount to the Reduced Principal Balance on the Effective Date):

(A)          The Obligations shall be repaid exclusively from the Dedicated CDO Securities Cash Flows to be paid to the Agent.  Until all Obligations are paid in full, all Dedicated CDO Securities Cash Flows payments received by the Agent shall be distributed for application as follows:

(i)            First, to payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, and disbursements (including, without limitation, reasonable attorneys’ fees) which shall have been incurred or sustained by the Agent acting in such capacity (as set forth in the Credit Agreement) under this Amendment or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies, and payment of any other amounts due to Agent pursuant to the terms of this Amendment.

(ii)           Second, to the payment of Default Interest, if any, on the Reduced Principal Balance, applied among the Banks pro rata;

(iii)          Third, to the payment of the Reduced Principal Balance of the Loans, applied among the Banks pro rata;

(iv)          Fourth, to all other obligations in such order or preference as the Majority Banks shall determine; and

(iv)          Lastly, the excess, if any, shall be returned to the Borrower or to such other Persons as are legally entitled thereto.

All payments shall be made without set-off or counterclaim in immediately available federal funds.

3.                                      Certain Amendments to Existing Credit Agreement.

(a)                                  Articles 2 (The Credit Facility), 3 (Repayment of Loans) and 4 (Certain General Provisions) of the Existing Credit Agreement are hereby deleted except as specifically set forth below.  For avoidance of doubt, no new Loans (whether Revolving Credit Loans or Swing Loans) or Letters of Credit may be requested and no Commitments on the part of the Banks to extend any new Loans or issue any Letters of Credit remains in effect, and the repayment terms applicable to the Reduced Principal Balance of the Obligations shall take effect in lieu of the payment terms previously applicable to the Loans.  In any event, the following provisions of such Articles shall remain in effect:  (i) Sections 2.12, 3.1, 3.3 and 4.12 (each as amended below) and (ii) Sections 4.4(a) through (c).

(b)           Section 2.12 (Letters of Credit) shall no longer be applicable with respect to the Obligors; provided, however, (i) each Bank shall continue to be fully bound by the provisions of the Credit Agreement to reimburse the Agent (as the Issuing Lender) for any and all draws and other liabilities arising out of or with respect to the Outstanding Letter of Credit, (ii) the Banks agree that $2,000,000 (“LC Reserve”) of the $45,000,000 payment being made pursuant to Section 2.(b)(i) above shall be retained by the Agent to be available to reimburse the Agent (as the Issuing Lender) for draws on the Outstanding Letter of Credit and to the extent that the Outstanding Letter of Credit is from time to time reduced or expires undrawn then the Agent shall remit to each Bank its pro rata share of any amount by which the LC Reserve exceeds the Letter of Credit Liabilities, and (iii) the Obligors acknowledge and agree that the LC Reserve belongs solely to the Banks and the Agent and that none of the Obligors shall have any right, title or interest in the LC Reserve or monies subsequent disbursed by the Agent to the Banks.

(c)           Section 3.1 (Stated Maturity) shall be amended and restated in its entirety to read as follows:

“The Borrower promises to pay on the Maturity Date the Loans, provided that nothing contained herein shall modify the non-recourse nature of the Loans in accordance with the provisions of the Compromise Agreement.”

(d)           Section 3.3 (Optional Prepayments) shall be amended and restated in its entirety to read as follows:

“The Borrower shall have the right, at its election, to prepay the outstanding amount of the applicable Loans, as a whole or in part, at any time without penalty or premium.  The Borrower shall give to the Agent, no later than 11:00 a.m. (New York time) at least one (1) Business Day’s prior written notice of any prepayment pursuant to this section 3.3, specifying the proposed date of prepayment and the principal amount to be prepaid.  Any payment which is received by the Agent later than 2 p.m. (New York time), shall be deemed to have been received on the immediately succeeding Business Day.

(e)           Section 4.12 Interest of Overdue Amounts shall be amended and restated in its entirety to read as follows:

“Following the occurrence and during the continuance of an Event of Default and regardless of whether or not the Agent or the Banks shall have accelerated the maturity of the Loans, at the option of the Required Banks, all Loans shall bear interest payable on demand at a rate per annum equal to 15% on the unpaid balance (“Default Interest”).”

(f)            Article 5 (Security; Guaranty) of the Existing Credit Agreement is hereby deleted.

(g)           Article 6 (Representations and Warranties of the Borrower) of the Existing Credit Agreement is hereby deleted and deemed to refer instead to representations and warranties set forth in this Amendment.

(h)           Articles 7 (Affirmative Covenants of the Borrower), 8 (Certain Negative Covenants of the Borrower) and 9 (Financial Covenants) of the Existing Credit Agreement are hereby deleted and deemed to refer instead to covenants set forth in this Amendment.

(i)            Articles 10 (Closing Conditions) and 11 (Conditions to All Borrowings) of the Existing Credit Agreement are hereby deleted, as being no longer applicable.

(j)            Article 12 (Events of Default; Acceleration; Etc.) of the Existing Credit Agreement is hereby deleted and deemed to refer instead to the Events of Default and remedies described in this Amendment.

(k)           Articles 15 (Expenses) is hereby deleted and deemed to refer instead to Expenses described in this Agreement and Article 16 (Indemnification) is hereby deleted and deemed to refer instead to the Indemnification set forth in Section 10 of this Amendment.

(l)            Article 17 (Survival of Covenants, Etc.) is hereby deleted, as no longer applicable.

4.                                      Dedicated CDO Securities Cash Flows.

(a)           Direction of Dedicated CDO Securities Cash Flow.  Each Owner of Dedicated CDO Securities hereby irrevocably directs to the Agent the sole and exclusive right to receive the Dedicated CDO Securities Cash Flows until such time as the Obligations shall have been paid in full.

(b)           Instruction Letters.  Each Owner of the Dedicated CDO Securities shall, upon establishment of the Custodial Account as set forth herein and from time to time, execute and deliver Instruction Letters, as applicable, for its Dedicated CDO Securities and shall cause the trustee of the Dedicated CDO Securities to duly follow the provisions set forth therein with respect to the Dedicated CDO Securities Cash Flows.  In addition, the Owners of the CDO Securities shall grant the Agent a limited power of attorney in a form reasonably acceptable to the Agent with respect to the direction of the Dedicated CDO Securities Cash Flow to a Custodial Account on terms reasonably acceptable to the Agent from which the Dedicated CDO Securities Cash Flow shall be delivered by the custodian to the Agent until such time as the Obligations have been paid in full or the parties shall agree otherwise.  The Owners of the Dedicated CDO Securities shall use best commercially reasonable efforts to finalize the power of attorney and establish the Custodial Account and execute and deliver a Custodial Agreement with respect to the Custodial Account in a form reasonably acceptable to the Agent as soon as practicable but within five (5) Business days of the Effective Date.

(c)           Turnover of Dedicated CDO Cash Flows.  In the event that any of the Borrower or the Owners of Dedicated CDO Securities receives any Dedicated CDO Securities Cash Flow payments, such payments shall be held in trust for the benefit of the Agent and the

Banks and immediately turned over to the Agent for application in accordance with this Amendment.

5.                                      Release of Obligors and Certain Other Parties.   Each of the Agent and the Banks hereby forever release and discharge the Borrower, the Guarantors, the Manager and SL Green, their respective parents, subsidiaries and all other entities affiliated with the Borrower, the Guarantors, the Manager and SL Green, as applicable, and their respective officers, directors, employees, agents, attorneys and representatives, and the respective heirs, personal representatives, successors and assigns of each of the foregoing, from any and all liabilities, claims, counterclaims, causes of action, damages, costs, expenses or demands of any kind whatsoever in law or in equity including without limitation, from any claims or joinders for sole liability, contribution, indemnity or otherwise, which exist against them or any of them which each of the Agent or the Banks has, had or may have, whether known or unknown, foreseen or unforeseen, by reason of, relating to, or arising in connection with events, actions or inactions occurring prior to the Effective Date in connection with the Existing Credit Agreement and all Loan Documents and all obligations and transactions in connection therewith, provided, however, if a Bankruptcy Proceeding is commenced with respect to any Obligor within ninety (90) days of the Effective Date and  the Agent and the Banks are required to disgorge at least $45,000,000 of the consideration set forth in section 2(b) above, then the release set forth herein shall be of no further force or effect in its entirety.

The provisions of the foregoing paragraph shall not be construed as an acknowledgement of any obligation, responsibility or liability of any party identified above other than by the Obligors with respect to the obligations under the Credit Agreement and this Amendment.   Notwithstanding the foregoing, nothing herein shall release the Obligations (which are non-recourse in accordance with the provisions of Section 13 below) and covenants set forth in this Amendment.

6.                                      Conditions to Effectiveness.  This Amendment, and the compromise, settlement, release and modifications to the Credit Agreement described herein shall be effective on the Effective Date if and only if each of the following conditions precedent has been satisfied as of the Effective Date:

(a)           Execution of this Amendment and Other Transaction Documents:  This Amendment and each of the other Transaction Documents shall have been executed by the Borrower, each other obligor party thereto and each of the Banks party thereto.

(b)           Cash Payment.  Contemporaneous with the execution and delivery of this Amendment, the Borrower shall make the $45,000,000 cash payment referenced in Section 2(b) above.

(c)           Expenses:  The Borrower shall have paid to the Agent all reasonable out of pocket third party costs and expenses paid or incurred by the Agent (to the extent not previously reimbursed by the Borrower), including fees and expenses of Mesirow Financial Holdings, Inc. and the Agent’s counsel up to an aggregate amount of $500,000 and the Lenders’ counsel up to an aggregate amount of $50,000.

(d)           Evidence of Authority.  The Agent shall have received a duly certified copy of the documents authorizing the Borrower to enter into transactions contemplated by this Agreement.

7.                                      Representations, Warranties and Covenants.

(a)                                  Representations and Warranties:  The Amendment Parties each hereby represent and warrant to the Agent and the Banks, with respect to any of the following that applies to it, as follows:

(i)            Each of the Borrower and the Owners of Dedicated CDO Securities is validly existing and in good standing under the laws of its state of formation.  GKK qualifies for taxation as a real estate investment trust under Section 856 of the Code and has elected to be treated as a real estate investment trust pursuant to the Code.

(ii)           This Amendment and the other Transaction Documents have been duly executed by an authorized officer of each Amendment Party.

(iii)          The execution, delivery, and performance of this Amendment and the other Transaction Documents by the Amendment Parties have been duly authorized by all necessary limited liability company, limited partnership or corporate action (as applicable), require no governmental approval, and will neither contravene, conflict with, nor result in the breach of any law, charter, articles, or certificate of incorporation, organization or formation, bylaws, operating agreement, limited partnership agreement or other agreement, contract or indenture governing or binding upon any of the Amendment Parties or any of their respective assets.

(iv)          This Amendment and the other Transaction Documents are valid and legally binding obligations of each of the Amendment Parties, enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific enforcement or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(v)           Owners of Dedicated CDO Securities have all rights, title and interest in and to the Dedicated CDO Securities Cash Flow free and clear of any lien, encumbrance, security interest, pledge, charge or other restriction of any kind (other than as set forth in the applicable indenture governing the Dedicated CDO Securities) and have the authority, right and ability to direct the Dedicated CDO Securities Cash Flows to the Agent as contemplated in this Amendment.  To the reasonable knowledge of the Owners of Dedicated CDO Securities, there is no financing statement, security agreement, chattel mortgage, or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in any Dedicated CDO Securities or Dedicated CDO Securities Cash Flow or rights thereunder.

(vi)          Subsequent to this Amendment, the Obligations (to the extent that there may be recourse to the Borrower with respect thereto) shall constitute senior obligations of the Borrower which are pari passu with all other unsecured senior indebtedness of the Borrower.

(b)                                 Covenants:  The Borrower and the Owners of Dedicated CDO Securities hereby covenant for the benefit of the Agent and the Banks as follows:

(i)            The Borrower and each Owner of Dedicated CDO Securities will use commercially reasonable efforts to preserve and keep in full force and effect its legal existence, to preserve and keep in full force and effect all of its rights and franchises.

(ii)           Neither the Borrower nor any Owner of Dedicated CDO Securities shall transfer, assign or otherwise grant any other party any direct or indirect interests in any of the rights, title or interests to the Dedicated CDO Securities or Dedicated CDO Securities Cash Flow.

(iii)          Neither the Borrower nor any Owner of Dedicated CDO Securities shall create or incur or suffer to be created or incurred or to exist any lien, encumbrance, security interest, pledge, charge or other restriction of any kind (other than as set forth in the applicable indenture governing the Dedicated CDO Securities) upon any of the Dedicated CDO Securities or Dedicated CDO Securities Cash Flow.

(iv)          The Borrower and any Owner of Dedicated CDO Securities shall at the request of the Agent cause Instruction Letters to be delivered to any successor trustee.

(v)           The Borrower and any Owner of Dedicated CDO Securities shall use good faith commercially reasonable efforts (x) to obtain a waiver of the Wachovia negative pledge covenant and (y) to obtain the consent of the trustee of the Dedicated CDO Securities for the a security interest to be granted in the right to receive Dedicated CDO Securities Cash Flow up to a maximum amount of the Obligations.

(c)                                  Covenants:  The Agent and the Banks hereby covenant for the benefit of the Borrower and each Owner of the Dedicated CDO Securities that, the upon receipt of Dedicated CDO Cash Flow in an aggregate amount equal to the Obligations and at the request of the Borrower or the Owners of the Dedicated CDO Securities, the Agent will execute and deliver a direction, instruction letter or similar document providing that the cash proceeds from the

Dedicated CDO Securities shall be paid to an account reasonably designated by the Owner of the Dedicated CDO Securities and the Agents on behalf of the Banks will acknowledge that they have no further interests therein.

8.                                      Events of Default; Remedies; Distribution of Proceeds.

(a)                                  Events of Default:  If any of the following shall occur, it shall constitute an “Event of Default” (collectively, “Events of Default”):

(i)            If Borrower or any Owner of Dedicated CDO Securities shall fail to perform any covenant contained herein.

(ii)           If the Borrower or any Owner of Dedicated CDO Securities revokes any Instruction Letters or delivers to the trustee of any Dedicated CDO Securities (or any successor trustee) a notice seeking to redirect any Dedicated CDO Securities Cash Flow from the Agent prior to the payment in full of the Obligations.

(iii)          In the event the trustee of any Designated CDO Securities fails to observe or indicates an intention to dishonor any of the Instruction Letters and delivers to the Owner of Dedicated CDO Securities the Dedicated CDO Securities Cash Flow, and the Owner of Dedicated CDO Securities fails to use best commercially reasonable efforts to seek to remedy the trustee’s failure or fails to deliver promptly any Dedicated CDO Securities Cash Flow received to the Agent.

(iv)          To the extent of any fraud, intentional misrepresentation, or willful misconduct by the Borrower or any of the Owners of Dedicated CDO Securities results in the failure of the Agent to receive the Dedicated CDO Securities Cash Flow

(v)           If any of the Owners of Dedicated CDO Securities (A) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Person or any substantial part of its respective assets (including, without limitation, any Designated CDO Securities or Dedicated CDO Securities Cash Flow), (B) shall commence any case or other proceeding relating to such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, (C) shall take any action to authorize or in furtherance of any of the foregoing, (D) become subject to a petition or application seeking the appointment of a trustee or other custodian, liquidator or receiver of any of the Owners of Dedicated CDO Securities, or any substantial part of its respective assets (including, without limitation, any Designated CDO Securities or Dedicated CDO Securities Cash Flow), or a case or other proceeding shall be commenced against it or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof, or (E) become subject to a decree or order entered appointing any trustee, custodian, liquidator or receiver or adjudicating any of the Owners of Dedicated CDO Securities bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted, provided, that the effect of any of the actions set forth in (A) through (E) herein is to cause the Dedicated CDO Securities Cash Flow to be paid to a party other than the Agent prior to the payment in full of the Obligations; provided further, that in the event of any of the actions set forth in (A) through (E) herein, the Agent and the Banks shall be permitted to take action in connection with any such proceeding (including without limitation, participating, and filing claims, in any Owner of Dedicated CDO Securities’ bankruptcy proceedings) to enforce their rights and claims to the Dedicated CDO Securities Cash Flows.

(b)                                 Remedies:  Subject to the non-recourse provisions set forth in Section 13 below:

(i)                                     In the case any one or more of the Events of Default shall have occurred and be continuing, then, and in any event, the Agent may, and upon request of the Majority Banks shall, by notice in writing to the Borrower declare all Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that solely in the event of any Event of Default specified in Section 8(a)(v) hereof (an insolvency event), all such amounts shall become immediately due and payable by the Owner of the Dedicated CDO Securities that is subject to such insolvency event automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Banks or the Agent.

(ii)                                  In the case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 8(b)(i) of this Amendment, the Agent on behalf of the Banks may, and upon the request of the Majority Banks shall, proceed to protect and enforce their rights and remedies under this Amendment or the Credit Agreement as amended by this Amendment by suit in equity, action at law or other appropriate proceeding, whether for specific performance of any covenant or agreement contained in this Amendment, the Credit Agreement as amended by this Amendment or the Transaction Documents, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right.  No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute or any other provision of law.  In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorneys’ fees.

(iii)                               In addition to the remedies set forth in (i) and (ii) herein, in the event that any of the Dedicated CDO Securities Cash Flows for any reason whatsoever are not being paid to the Agent as contemplated in this Amendment, the Agent shall be permitted to pursue any and all rights and remedies to enforce its rights under this Amendment.

(iv)                              All monies received by Agent from Borrower, the trustee of any Dedicated CDO Securities and any other Person or obligor under the Transaction Documents with respect to the Dedicated CDO Securities Cash Flow pursuant hereto or to the other Transaction Documents, whether in connection with the enforcement of this Amendment, the Transaction Documents or otherwise, shall be distributed for application as follows:

(A)                              First, to payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, and disbursements  (including, without limitation, reasonable attorneys’ fees) which shall have been incurred or sustained by the Agent acting in such capacity under this Amendment or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies, and payment of any other amounts due to Agent pursuant to the terms of this Amendment;

(B)                                Second, to the payment of Default Interest on the Reduced Principal Balance, applied among the Banks pro rata;

(C)                                Third, to the payment of the Reduced Principal Balance, applied among the Banks pro rata;

(D)                               Fourth, to all other Obligations in such order or preference as the Majority Banks shall determine; and

(E)                                 Lastly, the excess, if any, shall be returned to the Borrower or to such other Persons as are legally entitled thereto.

9.                                       Release of Agent and Banks.  Each of the Amendment Parties hereby forever releases and discharges the Agent, the Banks, their respective parent corporations and all other corporations and entities affiliated with the Agent and/or Banks, and its and their respective officers, directors, employees, agents, attorneys and representatives, and the respective heirs, personal representatives, successors and assigns of each of the foregoing, from any and all liabilities, claims, counterclaims, causes of action, damages, costs, expenses or demands of any kind whatsoever in law or in equity, including without limitation, from any claims or joinders for sole liability, contribution, indemnity or otherwise, which exist against them or any of them which each of the Amendment Parties has, had or may have, whether known or unknown, foreseen or unforeseen, by reason of, relating to, or arising in connection with the preparation, execution, delivery or performance of the Credit Agreement or this Amendment or arising with respect to any actions taken by the Agent and/or Bank related to the Loan Documents and this Amendment.  This release relates to any actions taken by the Agent, and/or Banks on or prior to the date of this Amendment and will survive in perpetuity, provided, that in the event that the releases set forth in Section 5 hereof are limited as set forth therein, the releases set forth in this Section 9 shall equally limited.

10.                                 Indemnity.  The Obligors agree to indemnify each of the Agent and the Banks, their directors, officers, employees, agents and attorneys, and each legal entity, if any who controls the Agent or Bank (collectively, the “Indemnified Parties”) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities, and expenses (including, without limitation, all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefore) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of a willful breach of this Amendment by the Borrower or the Owners of Dedicated CDO Securities or in connection with a disgorgement as set forth in Section 11 hereof; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct.  The indemnity contained in this Section shall survive the termination of this Amendment and payment of the Obligations.

11.                                 Reinstatement.  (a) Notwithstanding anything contained herein to the contrary, in the event of a Bankruptcy Proceeding is commenced for any of the Obligors within ninety (90) days of the Effective Date and, as a result thereof, any portion of the consideration set forth in section 2(b) above shall be disgorged to the relevant bankruptcy estate, then the Obligations of the Obligors shall be reinstated in an amount equal to (a) $174,576,404.12 multiplied by (b) the percentage equal to (y) any portion of the consideration as set forth in 2(b) actually paid is disgorged plus to the extent such payment is not yet made such right to payment has been avoided or otherwise determined by order of the court not to be payable or prevented from being paid in accordance with the terms hereof, divided by (z) $60,000,000.

(b)  If at any time all or any part of any payment made to the Banks in accordance with this Amendment is or must be rescinded or returned by the Agent or the Banks for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any of the Amendment Parties), such amounts shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, and shall continue to be effective or be reinstated with respect to the Borrower, as the case may be, as to such liabilities, all as though such payment to the Agent and the Banks had not been made.

12.                                 Assignment.  Notwithstanding anything contained in the Loan Documents to the contrary, (i) each Bank, including Agent, shall have the right to assign, transfer, sell, negotiate, pledge or otherwise hypothecate its Loans and its rights under the Loan Documents and this Amendment and rights hereunder and any of its rights hereunder to any other party with the prior written consent of Agent provided, however, that (i) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance, an Assignment and Assumption, (ii) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank’s rights and obligations under this Amendment, (iii) if the potential assignee is not already a Bank hereunder, at least ten (10) days prior to the date of the assignment, the potential assignee shall deliver to Agent the fully completed Patriot Act and OFAC forms required by the Agent and such other information as Agent shall require to successfully complete Agent’s Patriot Act Customer Identification Process and OFAC Review Process, and (iv) Agent shall receive from the assigning Bank a processing fee of Three Thousand Five Hundred Dollars ($3,500.00); (ii) upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption, (a) the assignee or party thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder, and Borrower hereby agrees that all of the rights and remedies of Lenders in connection with the interest so assigned shall be enforceable by an assignee with the same force and effect and to the same extent as the same would have been enforceable but for such assignment, and (b) the assigning Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and thereunder.

13.                                 Non-Recourse Provisions.  Except as otherwise provided in this Amendment (including in Section 11), the Banks and the Agent shall look solely to the Dedicated CDO Cash Flows for the payment of the Obligations and shall have no recourse against the Obligors under this Amendment or the Credit Agreement .  Notwithstanding the foregoing, nothing contained herein shall limit the Bank’s recourse or remedies against any Person with respect to the payment of the Dedicated CDO Securities Cash Flow.

14.                                 Expenses.  The Borrower and the Owners of Dedicated CDO Securities agree to reimburse the Bank at all times for the full and timely payment on demand of all attorneys’ fees, court costs, and other legal expenses and all other costs and expenses of any kind which the Agent may at any time pay or incur in attempting to collect or enforce the Obligations under the Credit Agreement (collectively, the “Expenses”).  To the extent that the Agent has not been reimbursed for any Expenses, each Bank severally agrees to pay to the Agent such Bank’s ratable share (as determined based upon outstanding Loans) of the amount of such Expenses.

15.                                 Survival of Covenants.  Each of the covenants contained herein shall be deemed to have been relied upon by the Banks and the Agent, and shall survive the Effective Date and continue in full force and effect so long as the Loans remain outstanding.  The indemnification obligations of the Borrower provided herein shall survive the payment of the Loans.

16.                                 Joinder Agreements.  Upon the Effective Date, the Joinder Agreements dated as of December 24, 2008 executed by each of GKK 2 Harold Mezz LLC, GKK 292 Madison Mezz

LLC and GKK 885 Third Mezz LLC (collectively, the “Joinder Parties”) shall be of no further force and effect and the Joinder Parties released.

17.                                 Reaffirmations.  Obligors acknowledge, reaffirm and agree that prior to the Effective Date:

(a)                                  That the Loan Documents constitute valid and legally binding obligations of each of the Obligors party thereto, and that each of the Loan Documents is enforceable against each of the Obligors party thereto, in accordance with their terms or at law and equity, as the case may be.

(b)                                 That the Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to any of the Obligations under the Loan Documents, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to any of the Obligations under the Loan Documents; and the Borrower hereby expressly waives, releases and relinquishes any and all such defenses, setoffs, claims, counterclaims and causes of action existing as of the date of this Agreement.

18.                                 Integration.  In the event there are any inconsistencies between any Loan Documents and this Amendment, then the terms of this Amendment shall prevail.  The terms and provisions of this Amendment (including, without limitation, the definitions of the capitalized terms which are defined herein) shall be incorporated into each of the Loan Documents.

19.                                 Confidentiality.  The Amendment Parties agree that the terms of the settlement and compromise described in this Amendment are confidential and shall remain confidential and each of the Amendment Parties agrees that such terms shall not be disclosed by any of the Amendment Parties to any other Person unless otherwise authorized by Agent or except to the extent that it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws including, without limitation, federal securities laws applicable to the Borrower or any affiliate thereof, or pursuant to any governmental or regulatory request or in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Amendment, the Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder.

20.                                 Agent Indemnities from Banks.  Each Bank agrees to severally indemnify the Agent, its directors, officers, employees, agents and attorneys, and each legal entity, who controls the Agent or Bank (collectively, the “Agent Indemnified Parties”) and to hold each Agent Indemnified Party harmless from and against any and all claims, damages, losses, liabilities, and expenses (including, without limitation, all fees of counsel with whom any Agent Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Agent Indemnified Party may incur or which may be asserted against any Agent Indemnified Party in connection with or arising out of the matters referred to in this Amendment, the Outstanding Letter of Credit or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of any Obligor) in an amount equal to such Bank’s ratable share (as determined based upon outstanding Loans) of such claims, damages, losses, liabilities, and expenses, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Obligor,

(b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on court or governmental authority, or (c) arising out of or relating to this Amendment, the Outstanding Letter of Credit or any Loan Document; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Agent Indemnified Party’s gross negligence or willful misconduct.  The indemnity agreement contained in this Section shall survive the termination of this Amendment or the Outstanding Letter of Credit, payment of the Obligations under the Loan Documents and assignment of any rights hereunder by the Agent or Banks.

21.                                 Miscellaneous.

(a)                                  THIS AMENDMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE.  THE AMENDMENT PARTIES AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AMENDMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR GUARANTORS BY MAIL AT THE ADDRESS SPECIFIED IN §19 OF THE CREDIT AGREEMENT.  NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT AGENT OR ANY BANK FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS UNDER THIS AMENDMENT OR THE OTHER TRANSACTION DOCUMENTS WITHIN ANY OTHER STATE.  EACH OF THE AMENDMENT PARTIES HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE. OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

(b)                                 The Borrower shall reimburse the Agent for all expenses for which the Agent is entitled to be reimbursed as set forth in section 6(c), including without limitation the fees of counsel for the Agent in connection with this Amendment.

(c)                                  Each and every one of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Banks and the Agent and their respective successors and assigns.

(d)                                 This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

(e)                                  This Amendment, the other Transaction Documents and the other Loan Documents express the entire understanding of the parties with respect to the transactions contemplated hereby.  Neither this Amendment nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27 of the Credit Agreement.

(f)                                    The provisions of this Amendment are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Amendment in any jurisdiction.

(g)                                 Except as may otherwise be expressly set forth herein, the execution and delivery of this Amendment shall not be construed to establish a course of conduct or imply that any other, future or further waivers, consents or forbearance shall be considered, provided or agreed to.

(h)                                 THE PARTIES HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE CONCERNING OR ARISING UNDER THIS AGREEMENT TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO A TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, ANY COMMUNICATIONS OR NEGOTIATIONS.  THIS WAIVER OF THE RIGHT TO A TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE OR EXIST.  EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS AGREEMENT IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

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[SIGNATURE PAGE TO AMENDMENT AND COMPROMISE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

WITNESS:		GKK CAPITAL LP

By: Gramercy Capital Corp., on behalf of
itself and as its sole general partner

By:	/s/ Kate Rivera	By:	/s/ Roger M. Cozzi
	Name: Kate Rivera		Name: Roger M. Cozzi
Title: Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT AND COMPROMISE AGREEMENT]

KEY BANK NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Gregory W. Lane
Name:	Gregory W. Lane
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT AND COMPROMISE AGREEMENT]

RAYMOND JAMES BANK, FSB

By:	/s/ Kathy Bennett
Name:	Kathy Bennett
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT AND COMPROMISE AGREEMENT]

CITICORP NORTH AMERICA, INC.

By:	/s/ Michael M. Belhart
Name:	Michael M. Belhart
Title:	Director

[SIGNATURE PAGE TO AMENDMENT AND COMPROMISE AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ James Rolison
Name:	James Rolison
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT AND COMPROMISE AGREEMENT]

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Thomas Doster
Name:	Thomas Doster
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT AND COMPROMISE AGREEMENT]

WELLS FARGO BANK, N.A.

By:	/s/ Craig V. Koshkarian
Name:	Craig V. Koshkarian
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT AND COMPROMISE AGREEMENT]

ACCEPTED AND AGREED BY
GUARANTORS AS FOLLOWS:

GKK MADISON INVESTMENT LLC

By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Operating Officer

GRAMERCY INVESTMENT TRUST

By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Operating Officer

GRAMERCY INVESTMENT QRS CORP.

By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Operating Officer

GRAMERCY INVESTMENT QRS II CORP.

By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Operating Officer

GRAMERCY INVESTMENT QRS S1 CORP.

By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Operating Officer

[SIGNATURE PAGE TO AMENDMENT AND COMPROMISE AGREEMENT]

GKK 2 HERALD MEZZ LLC

By: GKK 2 Herald Junior Mezz LLC, its member

By: GKK 2 Herald Sub Junior Mezz LLC, its member

By: GKK 2 Herald Manager LLC, its manager

By: GKK Capital LP, its sole member

By: Gramercy Capital Corp., its general partner

By:	/s/ Roger M. Cozzi
Name:	Roger M. Cozzi
Title:	Chief Executive Officer

GKK 292 MADISON MEZZ LLC

By: GKK 292 Madison Junior Mezz LLC, its member

By: GKK 292 Madison Manager LLC, its manager

By: GKK Capital LP, its sole member

By: Gramercy Capital Corp., its general partner

By:	/s/ Roger M. Cozzi
Name:	Roger M. Cozzi
Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT AND COMPROMISE AGREEMENT]

GKK 885 THIRD MEZZ LLC

By: GKK 885 Third Junior Mezz LLC, its member

By: GKK 885 Third Manager LLC, its manager

By: GKK Capital LP, its sole member

By: Gramercy Capital Corp., its general partner

By:	/s/ Roger M. Cozzi
Name:	Roger M. Cozzi
Title:	Chief Executive Officer